Exhibit 10.11

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (this “Second Amendment”) is made as of 9/28/2026 (the “Second Amendment Effective Date”), by and between VTR LS 1030 MASS AVE, LLC, a Delaware limited liability company (“Landlord”), and OBSIDIAN THERAPEUTICS, INC., a Delaware corporation (“Tenant”).

RECITALS:

A. Landlord (as successor in interest to Cambridge 1030 Mass Ave, LLC) and Tenant are parties to that certain Lease, dated May 19, 2017, as amended by that certain First Amendment to Lease, dated January 18, 2023 (together, the “Lease”), for certain Premises in the Building located at 1030 Massachusetts Avenue, Cambridge, Massachusetts, as more particularly described in the Lease.

B. Landlord and Tenant desire to amend the Lease to extend the term and adjust the rent, all pursuant to the terms of this Second Amendment.

AGREEMENT:

NOW, THEREFORE, Landlord and Tenant hereby agree as follows:

1.
DEFINED TERMS. Words whose initial letters are capitalized (other than for the purpose of grammar) are defined terms. Any defined term that is not defined or amended in this Second Amendment shall have the same meaning that is ascribed to that term in the Lease.
2.
AMENDMENTS TO THE LEASE.
2.1
Lease Term. The Lease Term is extended through May 31, 2027, unless sooner terminated in accordance with the Lease. Tenant has no option or right to further extend the Lease Term.
2.2
Base Rent. With respect to the period by which the Lease Term has hereby been extended, Base Rent shall not increase and, therefore, shall be equal to $131.02 per rentable square foot of the Premises per annum (i.e., $2,333,093.64 per annum), payable in equal monthly installments of $194,424.47.
3.
ADDITIONAL PROVISIONS.
3.1
No Further Modifications. Except as expressly modified in this Second Amendment, the Lease shall remain in full force and effect and is expressly ratified and confirmed by the parties hereto.
3.2
Brokers. Tenant represents and warrants that it neither consulted nor negotiated with any broker or finder regarding this Second Amendment other than CBRE, Inc., which represents both Landlord and Tenant with respect to this Second Amendment. Tenant shall indemnify, defend, and hold Landlord harmless from and against any claims for commissions from any other real estate broker relating to this Second Amendment. Landlord shall pay CBRE, Inc.

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the commission to which it is entitled in connection with this Second Amendment pursuant to a separate written agreement between Landlord and CBRE, Inc.
3.3
Estoppel. Tenant hereby certifies that: (a) the Lease is in full force and effect and unmodified except as set forth in this Second Amendment; (b) all Rent has been paid in full through the month in which this Second Amendment is executed; (c) neither Tenant nor, to its knowledge, Landlord is in default in the performance of their respective obligations under the Lease; and (d) Tenant has no claims, counterclaims, defenses, or setoffs with respect to the Lease or this Second Amendment.
3.4
Breach of Amendment. Any breach by Tenant of any of its representations, warranties or covenants set forth in this Second Amendment also constitutes a breach of the Lease.
3.5
Successors and Assigns. Subject to the restrictions regarding assignment and subletting in the Lease, this Second Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
3.6
Counterparts. This Second Amendment may be executed in counterparts and by any electronic means, each of which shall be an original and all of which counterparts taken together shall constitute one and the same agreement. Electronic copies of the executed copies of this Second Amendment may be delivered to the parties by facsimile transmission or email and, upon receipt, shall be deemed originals and binding upon the parties hereto.
3.7
Governing Law. This Second Amendment shall be governed by and construed in accordance with the laws of the State in which the Building is located.
3.8
Entire Agreement. This Second Amendment (and the Lease as amended by this Second Amendment) embodies the entire agreement and understanding of the parties related to its subject matter and supersedes all prior proposals, understandings, agreements, correspondence, arrangements and contemporaneous oral agreements relating to the subject matter of this Second Amendment. No representation, promise, inducement or statement of intention has been made by any party that has not been embodied in this Second Amendment (or the Lease as amended by this Second Amendment).

[Signature Page Follows]

Second Amendment to Lease

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WITNESS, the duly authorized signatures of Landlord and Tenant, as of the date first set forth above.

TENANT:

OBSIDIAN THERAPEUTICS, INC.,
a Delaware corporation

By: /s/ Julie Feder

Name: Julie Feder

Title: Chief Financial Officer

LANDLORD:

VTR LS 1030 MASS AVE, LLC,
a Delaware limited liability company

By: /s/ Brian Newman

Name: Brian Newman

Title: Authorized Signatory

Second Amendment to Lease

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